EXHIBIT 23.2


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTS




     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 17, 1997, included in Abigail Adams National Bancorp's Form 10-KSB for the year ended December 31 1996, and to all references to our Firm included in this Registration Statement.



/s/ ARTHUR ANDERSEN LLP


Washington, D.C.
August 11, 1997